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                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT, effective as of the ___________ day of _____________, 1997, by and between SECURICOR TELESCIENCES INC., a Delaware corporation (the "Company"), and SECURICOR COMMUNICATIONS, INC., a Delaware corporation ("Securicor").

                                    RECITALS

            WHEREAS, prior to the effective date of this Agreement, the Company was a wholly-owned subsidiary of Securicor; and

            WHEREAS, concurrently with the effective date of this Agreement, the Company has proposed to complete an initial public offering (the "Offering") of its common stock, par value $0.01 per share (the "Common Stock"); and

            WHEREAS, upon the completion of the Offering, Securicor will own _______ shares of the Common Stock (the "Shares"), representing approximately [60%] of the shares of Common Stock issued and outstanding; and

            WHEREAS, the Company and Securicor desire that this Agreement govern the rights of Securicor to cause the Company to register the Shares and certain other matters as set forth herein.

            1. Definitions. Unless the context otherwise requires, the following terms shall have the respective meanings indicated:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Holder" means Securicor and any assignee of the registration rights set forth in this Agreement in accordance with Section 10 of this Agreement.

                  (c) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (d) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

                  (e) The term "Registration Stock" means (i) the Shares and
(ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect
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to, or in exchange for or in replacement of the Shares, excluding in all cases, however, any Registration Stock sold by a person in a transaction in which such person's rights under this Agreement are not assigned.

                  (f) The term "SEC" means the United States Securities and Exchange Commission.

            2. Piggyback Registration.

                  If the Company shall seek to register under the Act any Common Stock (except shares of Common Stock issued in connection with any stock option plan, stock purchase plan, savings, dividend reinvestment or similar plan or an acquisition, merger or exchange of stock) and if the form of registration statement proposed to be used may be used for the registration of the Registration Stock, then, on each such occasion, the Company shall furnish Holder with at least twenty (20) days prior written notice thereof. At the written request of Holder, given within twenty (20) days after the receipt of such notice, the Company will use its best efforts to cause all of the Registration Stock for which registration shall have been requested by Holder to be included in such registration statement. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of the Common Stock of the Company, and the managing underwriter determines and advises in writing that the inclusion of all Registration Stock proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than holders of Registration Stock who have the contractual right to have such shares included in such registration statement (the "Other Shares") would interfere with the successful marketing (including pricing) of the securities, then the number of shares of Registration Stock and Other Shares to be included in such underwritten public offering shall be reduced first pro rata (based on the total number of shares held by Holder and any holders of Other Shares) among the holders of the Registration Stock and the Other Shares and, secondly, if necessary, among the Company's shares requested by the Company to be registered.

            3. Demand Registration.

                  (a) If the Company shall be requested in writing by Holder to effect the registration under the Securities Act of any of the Registration Stock, the Company, subject to the limitations set forth in subsection 3(b), shall effect as soon as practicable after the receipt of such request, the registration under the Act of all Registration Stock which Holder so requests to be registered.

                        (i) If Holder intends to distribute the Registration Stock covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this subsection 3(a). The managing underwriter will be selected by Holder and shall be reasonably acceptable to the Company. In such event, Holder shall (together with


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the Company as provided in subsection 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                        (ii) Notwithstanding the foregoing, the Company may include in a registration requested under this subsection 3(a) any additional authorized shares of the Common Stock, whether or not issued, for sale by the Company or for sale by others; provided, however, that such shares shall not be included to the extent that the managing underwriter chosen in accordance with subsection (i) above concludes in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registration Stock to be included therein.

                        (iii) Notwithstanding the foregoing, if the Company shall furnish to Holder a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental for such registration statement to be filed or would require the Company to make public disclosure of information the premature disclosure of which would have an adverse effect on the Company, and it is therefore beneficial to the Company to defer the filing of such registration statement (or the intended sale of Registration Stock pursuant to a then effective registration statement), the Company shall have the right to defer taking action with respect to such filing, or require Holder to refrain from selling Registration Stock, as the case may be, for a period of not more than one hundred twenty (120) days.

                  (b) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 3:

                        (i) After the Company has effected one registration pursuant to this Section 3 in the previous twelve (12) months and such registration has been declared or ordered effective; or

                        (ii) During the period beginning on a date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration of Common Stock or other securities of the Company under the Act in connection with a public offering of such securities (other than a registration relating solely to the sale of securities to participants in a stock option or other employee benefits plan of the Company); provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective.

            4. Obligations of the Company. Whenever required under Section 3 of this Agreement to effect the registration of any Registration Stock, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registration Stock and use its best efforts to cause such registration statement to become effective, and, upon the request of Holder, keep such registration statement effective for a period


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of up to ninety (90) days or until the distribution contemplated in the registration statement is completed, whichever occurs first; provided, however, that such 90-day period shall be extended for a period of time equal to the period Holder refrains from selling Registration Stock included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                  (b) Consistent with the subsection (a) above, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement. Holder shall delay any sale to the extent the Company informs Holder that an amendment or supplement is required. Company shall promptly prepare and file such amendment or supplement and, if applicable, use reasonable efforts to cause it to become effective.

                  (c) Furnish to Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of Registration Stock owned by it.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Holder shall also enter into and perform its obligations under such an agreement.

                  (f) Cause all such Registration Stock registered pursuant hereto to be listed on each securities exchange or trading market on which similar securities issued by the Company are then listed.

                  (g) Provide a transfer agent and registrar for all Registration Stock registered pursuant hereunder and a CUSIP number for all such Registration Stock, in each case not later than the effective date of such registration.

            5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4 of this Agreement with respect to the Registration Stock that Holder shall furnish to the Company such information regarding Holder, the Registration Stock held, and the intended method of disposition of such securities as shall be required to effect the registration of Holder's Registration Stock.


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           6. Expenses of Registration. Holder shall bear all expenses incurred directly in connection with the registration, filing or qualification of the Registration Stock requested under Section 3, including all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company. All expenses related to the disposition of Registration Stock, whether pursuant to a request under Section 2 or Section 3 of this Agreement, including all underwriting discounts, brokerage commissions and transfer taxes also shall be borne by Holder.

           7. Delay of Registration. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

            8. Indemnification. In the event any Registration Stock is included in a registration statement under the provisions of this Agreement:

                  (a) To the extent permitted by law, the Company shall indemnify and hold harmless Holder, any underwriter (as defined in the Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (a "Violation"); and the Company shall pay to Holder or any such underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder or any such underwriter or controlling person.

                  (b) To the extent permitted by law, Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or


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are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder shall pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld; provided further, that, in no event shall any indemnity under this subsection 8(b) exceed the gross proceeds from the offering received by Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel reasonably acceptable to the indemnifying party, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

                  (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall Holder's liability to contribute under this subsection 8(b) exceed the gross proceeds from the offering received by Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying


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party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holder under this
Section 8 shall survive the completion of any offering of Registration Stock pursuant to a registration statement under this Agreement, and otherwise.

            9. Assignment of Registration Rights. The right to cause the Company to register Registration Stock pursuant to this Agreement may be assigned (but only with all related obligations) by Holder to a single transferee of such securities, provided that:

                  (a) Holder transfers a majority of the Registration Stock and related registration rights to such transferee;

                  (b) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee; and

                  (c) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Sections 8 and 10 of this Agreement, whereupon such transferee, consistent with the provisions of Section 11 of this Agreement, shall have the exclusive power to exercise all rights of Holder under the terms of this Agreement.

            10. "Market Stand-Off" Agreement. Holder hereby agrees that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, Holder shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by Holder at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registration Stock of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            Notwithstanding the foregoing, the obligations described in this
Section 11 shall not apply to a registration relating solely to an employee benefit plan of the Company on Form S-8 or a similar form which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.


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            11. Termination of Registration Rights.

                  This Agreement shall terminate at such time that Holder no longer holds at least 10% of the Shares owned by Securicor at the effective date of this Agreement.

            12. Miscellaneous.

                  (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New Jersey, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited with a national postal service, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                        (i)   If to the Company:

                              Securicor Telesciences Inc.
                              351 New Albany Road
                              Moorestown, New Jersey 08057-1177
                              Attention: Andrew P. Maunder, President

                              with a copy, given in the manner prescribed above, to:

                              Jason M. Shargel, Esquire
                              Wolf, Block, Schorr & Solis-Cohen
                              Twelfth Floor Packard Building
                              S.E. Corner 15th & Chestnut Streets
                              Philadelphia, PA  19102-2678


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                        (ii)  If to Holder:

                              Securicor Communications, Inc.
                              c/o Securicor plc
                              Sutton Park House
                              15 Carshalton Road
                              Sutton Surrey SM1 4LD
                              Attention:  Angus Gribbon

                        In addition, notice by mail shall be by air mail if posted outside of the continental United States.

                        Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (c) Binding Nature of Agreement; No Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (including a transferee of the Registration Stock). Nothing in this Agreement, express or implied, is intended to confer upon any other party other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  (e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (f) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.


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                  (g) Paragraph Headings. The paragraph headings in this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (f) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (g) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    SECURICOR TELESCIENCES INC.


                                    By:_________________________________________
                                       Andrew P. Maunder, President

                                    SECURICOR COMMUNICATIONS, INC.


                                    By:_________________________________________
                                          Name:_________________________________
                                          Title:________________________________


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